EXHIBIT 99.1

Texada Ventures Inc. Announces Term Sheet with Diamond Industry Associates Ltd

February 23, 2010 – Spokane Valley, WA

Texada Ventures Inc. (OTCBB: TXVN) (“Texada” or the “Company”) announced that on February 15, 2010 it entered into a Term Sheet with Diamond Industry Associates Ltd (“DIA”) whereby Texada will acquire 100% of DIA’s issued and outstanding shares or alternatively the assets and contractual obligations of DIA. The acquisition will be subject to a definitive agreement and customary terms and conditions. In conjunction with the transaction, the Company plans to commence a private placement financing of up to $3 million.

DIA seeks to become a leading diamond producer in the Democratic Republic of the Congo (“DRC”), a historically rich diamond producing region of the world. DIA’s alluvial diamond concessions are located along 40km of the Mbujimayi River in the Kasai Oriental region of the DRC. The area has been subject to extensive artisanal prospecting since the 1920s. The concessions are just northeast of the Polygon, which is one of the richest diamond reserves in the world, estimated to contain a cluster of at least 12 kimberlites having produced 650 million carats of diamonds since 1917.

The geology in this region is dominated by the sediments of the Precambrian Mbuji-Mayi Formation, which locally comprise dolomites, sandstones and argillites, as well as doleritic volcanics. This formation was intruded by highly diamondiferous Bakwanga kimberlites during the Lower Cretaceous period. It was the subsequent erosion of these deposits that led to the rise of some of the largest high-grade alluvial diamond deposits in the world. The most economically important alluvial deposits (terraces) are Holocene in age, with the modern-day meandering Mbuji-Mayi river system cutting down into the valley floor of the Mbuji-Mayi Formation.

Ted Sharp, CEO of Texada, stated, “We are very pleased to be moving towards a business combination with DIA. Their reserves are located in the heart of diamond country and their management team is well versed in the diamond industry as well as African operations.”

“We look forward to working towards building a strong and prosperous diamond mining company together,” added Sharp.

Relevant disclosure of the transaction can be reviewed on the Company’s various Form 8-Ks filed with the SEC.

None of the securities contemplated to be offered in Texada’s private placement have been or will be registered under the Securities Act of 1933, as amended, or any state securities laws, and such securities may not be offered or sold unless an exemption from such registration requirements is available. This press release is not an offer to sell securities.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements”. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) the transaction will close; (ii) DIA may become a wholly owned subsidiary of Texada; (iii) expectations related to DIA’s properties; (iv) the ability to develop and explore DIA’s properties; and (v) inferences that DIA’s properties will produce resources similar to those of surrounding properties in the region. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the failure by the Company or DIA to satisfy any of the conditions precedent to closing; the Company’s and/or DIA’s ability to operate effectively in a competitive industry; risks related to exploration and development of resource properties; risks related to the title of properties in the DRC; political and regulatory risks associated with the DRC; risks related to exporting diamonds from the DRC; industry and marketing risks associated with DRC diamonds and other risks and uncertainties. These forward-looking statements are made as of the date of this news release and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.

Contact:

Texada Ventures Inc.

Ted R. Sharp

Chief Executive Officer

509-301-6635